Exhibit 99.1 - Joint Filer Information and Signature
Joint Filers:

1.	Name:	Cartesian Capital Group Holding, LLC
	Address:	c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor

		By:	/s/ Peter Yu	October 14, 2014
		Name: Peter Yu		Date
Title: Managing Member

2.	Name:	Pangaea One Holding LLC
	Address:	c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor

		By:	/s/ Peter Yu	October 14, 2014
		Name: Peter Yu		Date
Title: Director

3.	Name:	Pangaea One, L.P.
	Address:	c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor

By: Pangaea One GP, LLC, its general partner

		By:	/s/ Peter Yu	October 14, 2014
		Name: Peter Yu		Date
Title: Director

4.	Name:	Pangaea One Parallel Fund (B), L.P.
	Address:	c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor

By: Pangaea One GP, LLC, its general partner

		By:	/s/ Peter Yu	October 14, 2014
		Name: Peter Yu		Date
Title: Director

5.	Name:	Pangaea One GP, LLC
	Address:	c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor

		By:	/s/ Peter Yu	October 14, 2014
		Name: Peter Yu		Date
Title: Managing Member

6.	Name:	Peter Yu
	Address:	c/o Cartesian Capital Group, LLC, 505 Fifth Avenue, 15th Floor

		By:	/s/ Peter Yu	October 14, 2014
		Name: Peter Yu		Date
Title: Director